UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________________

SCHEDULE 14A

______________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CYNGN INC.
(Name of Registrant as Specified In Its Charter)

____________________________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11.

June 22, 2022

Dear Stockholder,

I am pleased to extend this invitation to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Cyngn Inc. to be held at 12:00 p.m., Eastern Time, on August 9, 2022, at the offices of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. The attached notice of Annual Meeting and proxy statement describe the matters to be presented at the Annual Meeting and provide information about us that you should consider when you vote your shares.

The principal business of the meeting will be (i) to elect two Class I directors to serve until our 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified, (ii) to ratify the selection of Marcum LLP as our independent public accountant for the fiscal year ending December 31, 2022, and (iii) to consider and transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card, or respond via Internet or telephone, promptly in accordance with the instructions set forth on the proxy card. This will ensure your proper representation at the Annual Meeting, whether or not you can attend.

Best regards,

Lior Tal
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 9, 2022

To the Stockholders of Cyngn Inc.:

You are invited to attend the Annual Meeting of Stockholders of Cyngn Inc. which will be held at 12:00 p.m. Eastern Time at the offices of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 31st Floor, New York, NY 10036, on Tuesday August 9, 2022.

At the Annual Meeting, you will be asked to act on the following matters:

1.      to elect two Class I directors to serve until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

2.      to ratify the selection of Marcum LLP as our independent registered public accounting firm to audit the consolidated financial statements of Cyngn Inc. for our fiscal year ending December 31, 2022; and

3.      to consider and transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

The Proxy Statement accompanying this Notice describes these items more fully.

Only holders of record of shares of our common stock at the close of business on June 21, 2022 are entitled to vote at the Annual Meeting or any postponements or adjournments of the meeting.

YOUR VOTE IS IMPORTANT. PLEASE READ THE PROXY STATEMENT AND VOTE
BY FOLLOWING THE VOTING INSTRUCTIONS SENT TO YOU.

Dated: June 22, 2022	By Order of the Board of Directors of Cyngn Inc.
Sincerely,

Lior Tal
Chairman and Chief Executive Officer

1015 O’Brien Dr.
Menlo Park, CA 94025

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
AUGUST 9, 2022

This proxy statement contains information related to the Annual Meeting of Stockholders of Cyngn Inc. which will be held at 12:00 p.m. Eastern Time at the offices of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 31st Floor, New York, NY 10036, on Tuesday, August 9, 2022, and any postponements or adjournments of the meeting. We first mailed these proxy materials to stockholders on or about July 5, 2022. In this proxy statement, “Company,” “Cyngn,” “we,” “us,” and “our” each refer to Cyngn Inc. and its subsidiaries.

ABOUT THE PROXY MATERIALS

We are furnishing proxy materials to our stockholders of record on June 21, 2022. In connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of stockholders to be held at the offices of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, 31st Floor, New York, NY 10036. This proxy is being solicited by the Board of Directors, and the cost of solicitation of the proxies will be paid by Cyngn. Our officers, directors and regular employees, without additional compensation, also may solicit proxies by further mailing, by telephone or personal conversations. We have no plans to retain any firms or otherwise incur any extraordinary expense in connection with the solicitation.

The proxy materials include our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. You may vote in person at the Annual Meeting only if you bring a form of personal picture identification with you. You may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the Annual Meeting.

•        To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•        To vote on the Internet, go to https://www.cstproxy.com/cyngn/2022 and enter the control number found on your proxy card. Your vote must be received by 11:59 p.m., Eastern Time on August 8, 2022 to be counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received instructions for granting proxies with these proxy materials from that organization rather than from the Company. A number of brokers and banks participate in a program provided through Broadridge Financial Services which enables beneficial holders to grant proxies to vote shares via telephone or the Internet. If your shares are held by a broker or bank that participates in the Broadridge program, you may grant a proxy to vote those shares telephonically by calling the telephone number on the instructions received from your broker or bank, or via the Internet at Broadridge’s website at www.proxyvote.com. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

What You Are Voting On

At the Annual Meeting, there are two matters scheduled for a vote of the stockholders:

•        Election of Directors.    The election of two Class I directors to serve until the 2025 annual meeting of stockholders or until their successors have been duly elected and qualified;

•        Ratification of the Appointment of Independent Registered Public Accounting Firm.    Ratification of the appointment of Marcum LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2022.

You may vote “For All” the nominees to the Board of Directors, “Withhold All” or you may vote “For All Except” the nominee you specify. For the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Quorum and Required Votes

Only holders of record of shares of Cyngn’s common stock at the close of business on June 21, 2022, the record date, are entitled to vote at the Annual Meeting or any postponements or adjournments of the meeting. As of the record date, Cyngn had 33,575,334 shares of common stock outstanding.

The presence at the meeting of a majority of the outstanding shares, in person or by proxy relating to any matter to be acted upon at the meeting, is necessary to constitute a quorum for the meeting. Each outstanding share of common stock is entitled to one vote.

Proxies marked “Abstain” and broker “non-votes” will be treated as shares that are present for purposes of determining the presence of a quorum. An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have the discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares; as a result, the broker or other nominee is unable to vote those uninstructed shares. Abstentions and broker non-votes, while included for quorum purposes, will not be counted as votes “cast” for or against any proposal.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers. Please note that brokers may not vote your shares on the election of directors or any other non-routine matters if you have not given your broker specific instructions as to how to vote. Please be sure to give specific voting instructions to your broker so that your vote can be counted.

Proposal Number	Description	Votes Required for Approval	Abstentions	Uninstructed Shares
1	Election of Directors	Nominees receiving highest number of votes FOR	Not voted	Not voted
2	Ratification of Independent Registered Public Accounting Firm	Majority of votes cast	Not voted	Discretionary vote – brokers may vote

Recommendation of Board of Directors

Unless you instruct otherwise on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. Specifically, the Board’s recommendations are as follows:

•        FOR the election of each Class I director nominee to serve until our 2025 annual meeting of stockholders and until their successors are duly elected and qualified;

•        FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm to audit the consolidated financial statements of Cyngn for our fiscal year ending December 31, 2022.

The proxy holders will vote as recommended by the Board of Directors with respect to any other matter that properly comes before the Annual Meeting, including any postponements or adjournments thereof. If the Board of Directors on any such matter gives no recommendation, the proxy holders will vote in their own discretion.

Revocation of Proxies

After you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Cyngn either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request to recast your vote. Attendance at the Annual Meeting will not, by itself, revoke a previously granted proxy.

Householding

To reduce costs and reduce the environmental impact of our Annual Meeting a single proxy statement and annual report, along with individual proxy cards, will be delivered in one envelope to certain stockholders having the same last name and address and to individuals with more than one account registered at our transfer agent with the same address. This process, which is commonly referred to as “householding,” potentially means extra convenience for security holders and cost savings for Cyngn. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, please notify your broker, or direct your written request to Cyngn Inc., Corporate Secretary, 1015 O’Brien Dr., Menlo Park, CA 94025, or contact (650) 924-5905.

Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Procedures and Tabulation of Votes

Our inspector of election will tabulate votes cast by proxy or in person at the Annual Meeting. We will also report the results in a current report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our Board is currently comprised of five members, four non-employee directors (Mr. Mitch Lasky, Ms. Macleod, Ms. Cunningham and Mr. McDonnell) and one employee director (Mr. Tal, our CEO). Our Board is divided into three classes of directors, each serving a staggered three-year term. At each annual meeting of stockholders, a class of directors is elected for a three year term to succeed the class whose term is then expiring.

The Board has unanimously determined that Ms. Macleod, Ms. Cunningham and Mr. McDonnell are “independent” directors, as such term is defined in the Nasdaq Stock Market Rules (“Stock Market Rules”).

The definition of “independent director” included in the Stock Market Rules includes a series of objective tests, such as that the director is not an employee of the Company, has not engaged in various types of specified business dealings with the Company, and does not have an affiliation with an organization that has had specified business dealings with the Company. Consistent with the Company’s corporate governance principles, the Board’s determination of independence is made in accordance with the Stock Market Rules, as the Board has not adopted supplemental independence standards. As required by the Stock Market Rules, the Board also has made a subjective determination with respect to each director that such director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), even if the director otherwise satisfies the objective independence tests included in the definition of an “independent director” included in the Stock Market Rules.

To facilitate this determination, annually each director completes a questionnaire that provides information about relationships that might affect the determination of independence. Management provides the Nominating and Corporate Governance Committee and our Board with relevant facts and circumstances of any relationship bearing on the independence of a director or nominee that is outside the categories permitted under the director independence guidelines.

The following table sets forth the names, ages as of the date of this proxy statement, and certain other information for each of the nominees for director at the Annual Meeting, and for each of the continuing and non-continuing members of our Board. Mr. Lasky notified us on June 16, 2022 that he will not stand for re-election at the Annual Meeting, and his current term will expire at the Annual Meeting. His decision to not stand for re-election was not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices. Full biographical for our director nominees and continuing directors information is below.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term for Which Nominated	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Non-Continuing Directors
Mitch Lasky(1)	I	60	Director	2013	2022	—	—	—	—	—

Directors with Terms expiring at the Annual Meeting/Nominees
Lior Tal	I	47	Chief Executive Officer and Director	2016	2022	2025	—	—	—	—
Donald Alvarez(2)	I	57	Chief Financial Officer	—	—	2025	—	—	—	—

Continuing Directors
Karen Macleod	II	58	Director	2021	2023	—	X	X	X	X
James McDonnell	II	66	Director	2021	2023	—	X	X	X	X
Colleen Cunningham	III	59	Director	2021	2024	—	X	X	X	X

____________

(1)      Mr. Lasky notified us on June 16, 2022 that he will not stand for re-election at the Annual Meeting, and his current term will expire at the Annual Meeting.

(2)      Our Nominating and Corporate Governance Committee has recommended, and our Board has approved Donald Alvarez as a nominee for election as Class I director at the Annual Meeting.

Nominees for Director

Lior Tal (Chief Executive Officer and Chairman of the Board of Directors)

Mr. Tal has served as the Company’s Chief Executive Officer and a Director since October 2016. From June 2016 to October 2016, Mr. Tal served as the Company’s Chief Operating Officer. Prior to joining the Company, Mr. Tal was the director of international growth and partnerships at Facebook where he worked from April 2011 to June 2016. Mr. Tal co-founded Snaptu (acquired by Facebook) in September 2007 and was the vice president of business development until May 2011. During his time at Snaptu, Mr. Tal helped grow the user base from launch to tens of millions of users. Prior to co-founding Snaptu, Mr. Tal was a partner at Barzam, Tal, Lerer Attorneys at law & Patent attorneys from March 2004 to August 2007. Mr. Tal has also held leadership roles at Actimize (acquired by NICE), DiskSites (acquired by EMC), and Odigo (acquired by Comverse). Mr. Tal holds a law degree from Tel Aviv University.

Mr. Tal holds an LLB in law and a BA in Business Management from Reichman University. Mr. Tal’s executive and technology industry experience qualify him to serve on our board of directors.

Donald Alvarez (Chief Financial Officer)

Mr. Alvarez has served as the Company’s Chief Financial Officer since June 2021. Prior to joining the Company, Mr. Alvarez was the vice president of finance of the International Council of Shopping Centers from 2017 to August 2020. During his time at the International Council of Shopping Centers, Mr. Alvarez helped improve internal controls, increase productivity and reduce cost. From 2015 to 2017, Mr. Alvarez was vice president of finance of QuVa Pharma, Inc. (“QuVa”), where he helped create an accounting and finance department. From 2011 to 2014, Mr. Alvarez was the national managing partner, COO and CFO of Tatum, a Randstand Company (“Tatum”). During his time with Tatum, Mr. Alvarez oversaw a business turnaround that significantly improved Tatum’s financial performance. Mr. Alvarez has held several other senior financial and operational roles in both private and public companies, including CFO of Broadband Discovery Systems, Inc., CFO of Fatbrain.com, CFO of Shop.com, and Regional Managing Director of Resources Global Professionals. Mr. Alvarez began his career in the audit and assurance practice of Deloitte where he spent seven (7) years. Mr. Alvarez holds a BS in Business Administration from California State University, East Bay.

Mr. Alvarez’s financial expertise and significant audit and reporting knowledge qualify him to serve on the Company’s board of directors.

Continuing Directors

Karen Macleod (Director)

Ms. Macleod has served as a member of the Company’s board of directors since July 2021. Ms. Macleod was the Founder and CEO of The Arete Group, LLC from 2015 to 2021. Ms. Macleod was the president of Tatum, Randstand Holdings NV Company from 2011 to 2014. Ms. Macleod was the president of Resources Connection, Inc. North America from 2004 to 2009 and previously served in other capacities after joining the company in 1996. From 1985 to 1994, Ms. Macleod was a senior manager at Deloitte. Ms. Macleod additionally has served on the Board of Directors of Track Group Inc. (OTCQX — TRCK) since 2016 and currently chairs the Audit Committee. She also has served on the Board of the Lakeland Hills YMCA since 2020 and currently serves on the Finance Committee. Ms. Macleod served as a member of the board of directors and a member of the audit committee of the FWA of New York from 2018 to 2021. From 1998 to 2009, Ms. Macleod served on the board of directors of Resources Connection, Inc. (NASDAQ — RGP). From 2006 to 2013, Ms. Macleod served on the board of directors of Overland Solutions. Ms. Macleod holds a B.A. in Business Economics from University of California, Santa Barbara.

Ms. Macleod prior board experience and particularly her role serving on audit committees qualify her to serve on the Company’s board of directors.

Colleen Cunningham (Director)

Ms. Cunningham has served as a member of the Company’s board of directors since September 2021. Ms. Cunningham has served as a board member and the treasurer of Northstar Pet Rescue since 2017. From 2012 to 2018, Ms. Cunningham was the senior vice president and corporate controller of Zoetis, Inc. Prior to that, Ms. Cunningham was the global managing director of Resources Connection, Inc. from 2007 to 2012. From 2003 to

2007, Ms. Cunningham was the president and chief executive officer of Financial Executives International. From 2001 to 2003, Ms. Cunningham was the chief financial officer of Havas Advertising, North America. Ms. Cunningham was chief accountant at AT&T, Inc. from 1999 to 2001. Prior to that, Ms. Cunningham was a division manager of accounting policy and external reporting for AT&T, Inc. from 1995 to 1999. Ms. Cunningham was the assistant controller of AT&T Capital Corporation from 1988 to 1995. From 1984 to 1988, Ms. Cunningham was a senior auditor at Touche Ross/Coopers & Lybrand. Ms. Cunningham has also served on various committees. From 2015 to 2018, Ms. Cunningham served as a member of the US Chamber of Commerce Financial Reporting Committee. From 2012 to 2018, Ms. Cunningham served as a member of the FEI Committee on Corporate Reporting. From 2007 to 2012, Ms. Cunningham served as a member of the International Issues Conference Committee of AICPA. From 2005 to 2009, Ms. Cunningham served as a board member and the chair of the Ethics Resource Center Finance Committee. From 2005 to 2018, Ms. Cunningham served as a member of the advisory board to the accounting department of Pennsylvania State University. From 2003 to 2007, Ms. Cunningham served as a member of both the International Accounting Standards Board Standing Advisory Committee and the Financial Accounting Standards Board Advisory Committee. Ms. Cunningham holds a B.A. in economics from Rutgers University and an M.B.A. in management from New York University’s Stern School of Business.

Ms. Cunningham’s prior management experience and expertise in corporate reporting, governance and accounting issues qualify her to serve on the Company’s board of directors.

James McDonnell (Director)

Mr. McDonnell has served as a member of the Company’s board of directors since September 2021. Mr. McDonnell is currently the Senior Vice President of Sales and Marketing for Vispero, since 2017. Mr. McDonnell was VP of sales at Honeywell from 2013 to 2017. Mr. McDonnell served on the board of Asetek from 2014-2019. Mr. McDonnell was SVP Sales & Marketing at Intermec from 2010 to 2013. Prior to this, Mr. McDonnell was an SVP and served in many executive sales and marketing roles at Hewlett-Packard from 1983 to 2009. Mr. McDonnell began his career at the General Electric Company from 1977 to 1983. Mr. McDonnell has a BS degree in Electrical engineering from Villanova University.

Mr. McDonnell’s prior experiences in sales & marketing leadership within various technology companies and his experience in industrial markets qualify him to serve on the Company’s board of directors.

Family Relationships

There are no family relationships among our executive officers and directors.

Involvement in Certain Legal Proceedings

During the past ten years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•        the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•        convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or any Federal or State authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•        found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law;

•        the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (a) any Federal or State securities or commodities law or regulation; (b) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (c) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board Leadership Structure

Our Board believes it is important to retain flexibility in allocating the responsibilities of the CEO and Chairman of the Board in any way that is in the best interests of our Company based on the circumstances existing at a particular point in time. Accordingly, we do not have a strict policy on whether these roles should be served independently or jointly. Currently, our CEO, Mr. Tal, also serves as our Chairman of the Board.

While we have not formally appointed a separate Lead Independent Director, Mr. McDonnell often serves in such capacity.

The Board’s Role in Risk Oversight

The Board as a whole actively oversees management of the Company’s risks and looks to its audit committee, as well as senior management, to support the Board’s oversight role. The Company’s Audit Committee assists with oversight of financial risks. The full Board regularly receives information through committee reports and from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, technical and strategic risks.

Meetings and Committees of the Board of Directors

Our business, property and affairs are managed under the direction of our Board of Directors. Our Board of Directors provides management oversight, helps guide the Company on strategic planning and approves the Company’s operating budgets. Our independent directors meet regularly in executive sessions. Members of our Board are kept informed of our business through discussions with our Chief Executive Officer and other officers and employees, by reviewing materials provided to them, by visiting our offices and by participating in meetings of the Board and its committees.

Our Board holds regularly scheduled quarterly meetings. In addition to the quarterly meetings, typically there is at least one other regularly scheduled meeting and other communication each year. Our Board met formally two times in fiscal year 2021, each director attended 100% of all Board meetings held during such director’s tenure on the Board. Our audit committee met one time during fiscal year 2021, with each member attending 100% of the committee meetings.

Board Committees

Our Board has established an Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Each of the above-referenced committees operates pursuant to a formal written charter. The charters for these committees, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at https://www.cyngn.com/ under the “Investor Relations — Governance” tab.

Below is a description of each committee of the Board of Directors. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meet the independence requirements under the NASDAQ’s current listing standards and each member is free of any relationship that would interfere with his individual exercise of independent judgment.

The Audit Committee

The Audit Committee has the responsibility for, among other things, (i) selecting, retaining and overseeing our independent registered public accounting firm, (ii) obtaining and reviewing a report by independent auditors that describe the accounting firm’s internal quality control, and any materials issues or relationships that may impact the auditors, (iii) reviewing and discussing with the independent auditors standards and responsibilities, strategy, scope and timing of audits, any significant risks, and results, (iv) ensuring the integrity of the Company’s financial statements, (v) reviewing and discussing with the Company’s independent auditors any other matters required to be discussed by PCAOB Auditing Standard No. 1301, (v1) reviewing, approving and overseeing any transaction between the Company and any related person and any other potential conflict of interest situations, (vii) overseeing the Company’s internal audit department, (v) reviewing, approving and overseeing related party transactions, and (viii) establishing and overseeing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee is comprised of three directors appointed by the Board of Directors. Each of the committee members who served during 2021, Ms. Macleod, Ms. Cunningham and Mr. McDonnell, satisfied the independence and financial management expertise requirements the Stock Market Rules.

The Board of Directors has determined that Ms. Cunningham is an “audit committee financial expert” within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and Item 407(d)(5) of Regulation S-K. For a description of Ms. Cunningham’s relevant experience, please see her biographical information contained in section titled “Board of Directors and Corporate Governance” of this proxy statement.

Report of Audit Committee

Review of Fiscal Year 2021 Consolidated Financial Statements

In connection with its review of our Fiscal Year 2021 Consolidated Financial Statements, the Audit Committee has:

(1)    reviewed and discussed the audited consolidated financial statements with management;

(2)    discussed with Marcum LLP, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees; and

(3)    received from Marcum LLP, the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board and discussed with Marcum LLP their independence.

Based upon the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for fiscal year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

By the Audit Committee of the Board of Directors:

Colleen Cunningham, Chairman
Karen Macleod
James McDonnell

The material in this report is not deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

The Compensation Committee

The Compensation Committee is comprised of members who are “Non-Employee Directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “outside directors” within the meaning of Section 162(m) of the Code. They are also “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The Compensation Committee has the responsibility for, among other things, (i) reviewing and approving the chief executive officer’s compensation based on an evaluation in light of corporate goals and objectives, (ii) reviewing and recommending to the Board the compensation of all other executive officers, (iii) reviewing and recommending to the Board incentive compensation plans and equity plans, (iv) reviewing and discussing with management the Company’s Compensation Discussion and Analysis and related information to be included in the annual report on Form 10-K and proxy statements, and (v) reviewing and recommending to the Board for approval procedures relating to Say on Pay Votes.

Ms. Macleod serves as Chairman of the Compensation Committee and is joined by Ms. Cunningham and Mr. McDonnell.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of entirely “independent” directors within the meaning of Nasdaq Rule 5605(b)(1). The Nominating and Corporate Governance Committee has the responsibility relating to assisting the Board in, among other things, (i) identifying and screening individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors, (ii) recommending to the Board the approval of nominees for director, (ii) developing and recommending to our board of directors a set of corporate governance guidelines, and (iv) overseeing the evaluation of our board of director.

Mr. McDonnell currently serves as the Chairman of the Nominating and Corporate Governance Committee and is joined on the committee by Ms. Macleod and Ms. Cunningham.

The Chair and members of each committee of the Board are summarized in the table below:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Karen Macleod – (Independent)	Member	Chair	Member
Colleen Cunningham – (Independent)	Chair	Member	Member
James McDonnell – (Independent)	Member	Member	Chair

Consideration of Director Nominees

We seek directors with the highest standards of ethics and integrity, sound business judgment, and the willingness to make a strong commitment to the Company and its success. The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee and the Board, which do not have a formal diversity policy, consider diversity in a broad sense when evaluating board composition and nominations; and they seek to include directors with a diversity of experience, professions, viewpoints, skills, and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent stockholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders, and its process for considering such recommendations is no different than its process for screening and evaluating candidates suggested by directors, management of the Company, or third parties.

When considering director candidates, the Nominating and Corporate Governance Committee will evaluate multiple factors in assessing their qualification. A candidate must have extensive and relevant leadership experience including an understanding of the complex challenges of enterprise leadership. An appropriate candidate will have gained appropriate experience and education in some or all of the key areas below.

•        Relevant Sector Experience.    Director candidates will have gained their leadership experience in sectors directly relevant to the Company’s business and/or served as the Chief Executive Officer, Chief Operating Officer or other major operating or staff officer of a public corporation, with a background in marketing, finance and/or business operations.

•        Corporate Governance Experience.    Director candidates should have sufficient applicable experience to understand fully the legal and other responsibilities of an independent director of a U.S.-based public company.

•        Education.    Generally, it is desirable that a Board candidate should hold an undergraduate degree from a respected college or university and in relevant fields of study.

When further considering director candidates, personal attributes and characteristics will be considered. Specifically, these should include the following:

•        Personal.    Director candidates should be of the highest moral and ethical character. Candidates must exhibit independence, objectivity and be capable of serving as representatives of the stockholders. The candidates should have demonstrated a personal commitment to areas aligned with the Company’s public interest commitments, such as education, the environment and welfare of the communities in which we operate.

•        Individual Characteristics.    Director candidates should have the personal qualities to be able to make a substantial active contribution to Board deliberations. These qualities include intelligence, self-assuredness, a high ethical standard, inter-personal skills, independence, courage, a willingness to ask the difficult question, communication skills and commitment. In considering candidates for election to the Board of Directors, the Board should constantly be striving to achieve the diversity of the communities in which the Company operates.

•        Availability.    Director candidates must be willing to commit, as well as have, sufficient time available to discharge the duties of Board membership. Generally, therefore, the candidate should not have more than three other corporate board memberships.

•        Compatibility.    The Board candidate should be able to develop a good working relationship with other Board members and contribute to the Board’s working relationship with the senior management of the Company.

The matrix below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix for Cyngn Inc. (as of June 21, 2022)

Total Number of Directors:	5
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	3	—	—
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

Information Regarding Stockholder Communication with the Board of Directors; Attendance of Board Members at the Annual Meeting

Stockholders may contact an individual director, the Board as a group, or a specified Board committee or group, at the following address: Corporate Secretary, Cyngn Inc., 1015 O’Brien Dr., Menlo Park, CA 94025, Attn: Board of Directors. Our Secretary will process communications before forwarding them to the addressee. Directors generally will not be forwarded stockholder communications that are primarily commercial in nature, relate to improper or irrelevant topics, or request general information about the Company.

We do not require Board members to attend our Annual Meeting of Stockholders.

Statement on Corporate Governance

We regularly monitor developments in the area of corporate governance by reviewing federal laws affecting corporate governance, as well as rules adopted by the SEC and Nasdaq. In response to those developments, we review our processes and procedures and implement corporate governance practices which we believe are in the best interests of the Company and its stockholders. The Board has approved a set of corporate governance guidelines to promote the functioning of the Board and its Committees and to set forth a common set of expectations as to how the Board should perform its functions. Our Corporate Governance Guidelines are posted on the Company’s website under “Investor Relations — Corporate Governance.” On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.

The Board has adopted a written code of business conduct and ethics, applicable to each employee, including our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The code also applies to our agents and representatives, sales representatives and consultants. The code of business conduct and ethics is posted on our website at www.cyngn.com. If we make certain amendments to or waivers of our code of ethics, we intend to satisfy the SEC disclosure requirements by promptly posting the amendment or waiver on our website.

Policies and Procedures for Approval of Related Party Transactions

We may encounter business arrangements or transactions with businesses and other organizations in which one of our directors or executive officers, significant stockholders or their immediate families is a participant and the amount exceeds $120,000. We refer to these transactions as related party transactions. Related party transactions have the potential to create actual or perceived conflicts of interest between Cyngn and its directors, officers and significant stockholders or their immediate family members. Our audit committee is charged with the responsibility to review, approve and oversee related party transactions.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is currently composed of five members. In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three staggered classes of directors. At the Annual Meeting, two Class I directors will be elected for a three-year term. Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, or removal. The Nominating and Corporate Governance Committee and the Board seek, and the Board is comprised of, individuals whose characteristics, skills, expertise, and experience complement those of other Board members.

Nominees

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved Lior Tal and Donald Alvarez as nominees for election as Class I directors at the Annual Meeting. Mitch Laskey will continue to serve as director until his term expires at the Annual Meeting, but he is not standing for re-election. If elected, Messrs. Tal and Alvarez will serve as Class I directors until our 2025 annual meeting of stockholders or until a successor is duly elected and qualified, or until his earlier resignation or removal. Mr. Tal is currently the CEO and a director of the Company. Mr. Alvarez is currently the CFO of the Company. We have no reason to believe that any of the nominees is unable or will decline to serve as a director if elected. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Unless otherwise indicated by the stockholder, the accompanying proxy will be voted for the election of Messrs. Tal and Alvarez. Although the Company knows of no reason why any nominee could not serve as a director, if any nominee shall be unable to serve, the accompanying proxy will be voted for a substitute nominee.

Required Vote and Recommendation of the Board of Directors

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “FOR” the election of Messrs. Tal and Alvarez.

Vote Required

The nominees for director who receive a majority of the votes FOR election will be elected as director. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by a beneficial owner will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.

Representatives of Marcum LLP, the Company’s auditors, are expected to be present at the Annual Meeting telephonically, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders present at the meeting.

Stockholder ratification of the selection of Marcum LLP as the Company’s independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board is submitting the selection of Marcum LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Fees Billed by Independent Registered Public Accounting Firm

The following table sets forth information regarding fees for services rendered by Marcum LLP related to the fiscal years ended December 31, 2021 and December 31, 2020:

Types of Fees	Fees for 2021	Fees for 2020
Audit Fees(1)	$114,482	$57,912
Audit-related Fees(2)	145,852	19,000
Tax Fees(3)	—	—
Other Fees(4)	$7,290	$—
Total Fees	$267,624	$76,912

____________

(1)      Audit fees consist of fees for professional services rendered in connection with the annual audit of our consolidated financial statements, the review of our quarterly consolidated financial statements and consultations on accounting matters directly related to the audit.

(2)      Audit-related fees consist of fees for professional services rendered in connection with the submission of our Registration Statement on Form S-1 in connection with our initial public offering.

(3)      Tax fees consist of fees for professional services for tax compliance, tax advice and tax planning.

(4)      All other fees consist of fees related to engagement administration.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has established a process for review and approval of fees and services of the independent registered public accounting firm. Requests to the Audit Committee for approval of fees and services for the independent registered public accounting firm are made in writing or via e-mail by our Chief Financial Officer. The request must be specific as to the particular services to be provided but may be either for specific services or a type of service for predictable or recurring services. The Chairman of the Audit Committee reviews the request and provides a response, in writing or via e-mail, to our Chief Financial Officer and approved requests are subsequently ratified by the Committee as a whole. All of the services provided by the independent registered public accounting firm in 2021 and 2020 were pre-approved by the Audit Committee.

Required Vote and Recommendation of Board of Directors

The ratification of Marcum LLP as Cyngn’s independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The affirmative vote of a majority of the shares of our common stock, present or represented and voting at the annual meeting, will be required to ratify the appointment of Marcum LLP as our independent registered public accounting firm. Abstentions will have no effect on the outcome of the vote with respect to this proposal. Because this is a routine proposal on which a broker or other nominee is generally empowered to vote, no broker non-votes will likely result from this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL NO. 2, RATIFICATION OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

MANAGEMENT

Set forth below are the Company’s named executive officers:

Name	Age	Director/Officer Since	Position or Office
Lior Tal	47	2016	Chief Executive Officer and Director
Donald Alvarez	57	2022/2021	Chief Financial Officer
Ben Landen	34	2021	Vice-President of Business Development

Lior Tal (Chief Executive Officer and Director)

For biographical information on Mr. Tal, please see the section titled “Board of Directors and Corporate Governance.”

Donald Alvarez (Chief Financial Officer)

For biographical information on Mr. Alvarez, please see the section titled “Board of Directors and Corporate Governance.”

Ben Landen (Vice-President of Business Development)

Mr. Landen has served as the Company’s Vice President of Business Development since May 2021. Prior to that, Mr. Landen served as the Company’s Senior Director of Product & Partnerships from September 2019 to May 2021. From May 2017 to September 2019, Mr. Landen was the Head of Product & Business Development at DeepScale (acquired by Tesla), a venture-backed startup that developed AI perception solutions for autonomous vehicles. From August 2015 to April 2017, Mr. Landen was a Senior Business Manager of Maxim Integrated, where he managed a $100M automotive semiconductor product line and supervised a team of product managers. Mr. Landen was a Business Manager from September 2013 to August 2015 and an Associate Business Manager from August 2010 to September 2013. Mr. Landen holds a BS in Electrical Engineering from California Polytechnic University, San Luis Obispo and an MBA from UC Berkeley’s Haas School of Business.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Compensation Objectives and Practices

We designed our executive officer compensation program to attract, motivate and retain key executives who drive our success. We strive to have pay reflect our performance and align with the interests of long-term stockholders, which we achieve with compensation that:

•        Provides executives with competitive compensation that maintains a balance between cash and stock compensation, encouraging our executive officers to act as owners with an equity stake in our Company;

•        Enhances retention by having equity compensation subject to multi-year vesting; and

•        Does not encourage unnecessary and excessive risk taking.

We evaluate both performance and compensation to ensure the Company maintains its ability to attract and retain superior employees in key positions and compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of other companies our size.

Elements of Executive Compensation

Our compensation for senior executive officers generally consists of the following elements: base salary; long-term equity compensation in the form of stock options and restricted stock; and employee benefits that are generally available to all our employees.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. It is our policy to set base salary levels taking into account a number of factors, such as annual revenue, the nature of the industry in which we operate, the structure of other comparable companies’ compensation programs and the availability of compensation information. When setting base salary levels, in a manner consistent with the objectives outlined above, the Board considers our performance, the individual’s breadth of knowledge and performance and levels of responsibility.

Mr. Tal’s annual base salary in 2021 was $350,000. Mr. Alvarez’s annual base salary in 2021 was $250,000, which was increased to $300,000 upon our initial public offering. Mr. Landen’s annual base salary in 2021 was $220,000, which was increased to $250,000 on November 29, 2021. Effective January 1, 2022, Mr. Tal’s base salary was increased to $500,000.

Long-Term Incentive Compensation — Equity Compensation

Our executive officers are eligible for stock awards. We believe that stock awards give executives a significant, long-term interest in our success, help retain key executives in a competitive market, and align executive interests with stockholder interests and long-term performance of the Company. We have granted options as well as restricted stock under our 2021 Stock Incentive Plan. Stock awards also provide each individual with an added incentive to manage the Company from the perspective of an owner with an equity stake in the business. Moreover, the vesting schedule (which is generally three years, although this may vary at the discretion of the Compensation Committee) encourages a long-term commitment to the Company by our executive officers and other participants. Each year the Compensation Committee reviews the number of shares owned by, or subject to options held by, each executive officer, and additional awards are considered based upon the executive’s past performance, as well as anticipated future performance, of the executive officer. The Compensation Committee continues to believe that equity compensation should be an important element of the Company’s compensation package.

Typically, grants may be made to our executives at the discretion of our compensation committee. Generally, options are priced at the closing price of the Company’s common stock on the date of each grant. We also have granted restricted stock units to members of the Board of Directors.

We do not have a formal written policy relating to the timing of equity awards. We encourage, but we do not require, that our executive officers own stock in the Company.

Limitation on Deduction of Compensation Paid to Certain Executive Officers

Section 162(m) of the Internal Revenue Code, or Section 162(m) limits the Company deduction for federal income tax purposes to no more than $1 million of compensation paid to each of the named executive officers in a taxable year.

Compensation of Chief Executive Officer

Effective January 1, 2022, Mr. Tal’s annual base salary is $500,000 and he is eligible for an annual performance bonus target of 60% of this base salary and equity incentive compensation at the discretion of the Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table shows information concerning compensation of our named executive officers during the years ended December 31, 2021 and 2020:

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Award ($)(1)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Lior Tal	2021	$350,000	$150,000	$—	$506,857	$—	$—	$—		$1,006,857
CEO	2020	350,000	150,000	—	102,301	—	—	15,724	(2)	618,025
Donald Alvarez	2021	152,885	—	—	139,336	—	—	—		292,221
CFO	2020	—	—	—	—	—	—	—		—
Ben Landen	2021	222,454	—	—	32,256	—	—	5,000	(2)	259,710
VP of Business Development	2020	208,297	—	—	3,045	—	—	—		211,342

____________

The amounts below represent the compensation awarded to or earned by or paid to our named executive officers for the years ended December 31, 2021 and 2020:

(1)      Represents the aggregate grant date fair value of equity compensation awards granted to the named executive officer, computed in accordance with FASB ASC Topic 718. See Note 9 to our consolidated financial statements included elsewhere in this report for a discussion of the assumptions made by us in determining the grant date fair value of our equity awards.

(2)      Represents relocation expenses paid by the Company on behalf of Mr. Tal and Mr. Landen.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses information regarding outstanding equity awards granted or accrued as of December 31, 2021, for our named executive officers.

Outstanding Equity Awards

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Vested	Number of Securities Underlying Unexercised Options (#) Unvested	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Lior Tal (Chief Executive Officer)	2,424,215	—	$0.13	4/5/27	—	—
	953,789	—	$0.13	3/22/28	—	—
	1,805,262	181,738	$0.22	5/30/28	—	—
	—	1,600,000	$2.88	7/25/31	—	—
Donald Alvarez (Chief Financial Officer)	—	400,000	$2.88	7/25/31	—	—
Ben Landen (Vice President of Business Development)	84,375	65,625	$0.23	11/4/29	—	—
	—	100,000	$2.88	7/25/31	—	—

Pension Benefits

Effective November 17, 2017, the Company established the Cyngn Inc. 401(k) Plan for the exclusive benefit of all eligible employees and their beneficiaries with the intention to provide a measure of retirement security for the future. This plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and qualifies under Section 401(k) of the Internal Revenue Code. Cyngn, Inc. did not offer and has not provided a company match for its 401(k) Plan.

COMPENSATION AGREEMENTS

General Overview

We have entered into employment arrangements with each of the named executive officers. These agreements include the named executive officer’s initial base salary, an indication of eligibility for an annual cash incentive award opportunity and an opportunity for annual equity grants. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement.

Lior Tal

On January 1, 2022, we entered into an employment agreement with our Chief Executive Officer, Lior Tal, which agreement superseded and replaced the offer letter entered into by and between the Company and Mr. Tal on April 17, 2016.

Pursuant to the employment agreement, as compensation for his services as Chief Executive Officer of the Company, Mr. Tal will receive: (1) a salary of $500,000 per annum (the “Base Salary”) and commensurate benefits; (2) eligibility, subject to Mr. Tal’s continued employment with the Company, to earn an annual performance based bonus in the target of 60% of his Base Salary; (3) eligibility, also subject to Mr. Tal’s continued employment with the Company, to participate in the Company’s 2013 Equity Incentive Plan, the Company 2021 Incentive Plan, or any successor plan, subject to the terms of such plan; and (4) entitlement, also subject to Mr. Tal’s continued employment with the Company, to reimbursement for all reasonable and necessary out-of-pocket business, entertainment, and travel expenses incurred by Mr. Tal in connection with the performance of Mr. Tal’s duties as the Company’s Chief Executive Officer and the Company’s expense reimbursement policies and procedures.

The agreement also provides for severance to Mr. Tal pursuant to the terms described therein and the extension of the post termination exercise period of stock options held by Mr. Tal upon the termination of his employment, upon the terms and conditions outlined in the agreement.

Ben Landen

On September 19, 2019, we entered into an immediately effective offer letter with Mr. Ben Landen. Pursuant to Mr. Landen’s offer letter, he serves as our Senior Director of Business and Corporate Development. Mr. Landen’s employment shall continue until terminated by either the Company or Mr. Landen. Pursuant to Mr. Landen’s offer letter, he will receive (i) an annual base salary of $220,000, which annual base salary increased to $250,000 on November 29, 2021, and (ii) an option to purchase 150,000 shares of the Company’s common stock at an exercise price of $0.23 per share, which is based on the Board of Directors-approved fair market valuation as of March 31, 2019, as determined by an independent financial consultant. The option shall vest and become exercisable over a four-year period with 25% vesting on the one-year anniversary of Mr. Landen’s employment start date and the balance vesting equally after each additional one-month period for continuous service completed over the following 36 months, subject to and in accordance with the terms of the Company’s 2013 Stock Incentive Plan. Mr. Landen’s options expire in November, 2029. The offer letter contains customary provisions relating to vacation, benefits, and non-compete.

Donald Alvarez

On May 28, 2021, we entered into an offer letter with Mr. Donald Alvarez, effective June 1, 2021. Pursuant to Mr. Alvarez’s offer letter, he serves as our Chief Financial Officer. Mr. Alvarez’s employment shall continue until terminated by either the Company or Mr. Alvarez. Pursuant to Mr. Alvarez’s offer letter, he will receive (i) an annual base salary of $250,000 for his first year of employment, which annual base salary increased to $300,000 upon the completion by the Company of its initial public offering, and (ii) a stock option to purchase 400,000 shares of the Company’s common stock at an exercise price of $2.88 per share, which option shall vest and become exercisable over a four-year period with 25% vesting on the one-year anniversary of Mr. Alvarez’s employment start date and the balance vesting equally after each additional one-month period for continuous service completed over the following 36 months, subject to and in accordance with the terms of the Company’s 2013 Stock Incentive Plan. Mr. Alvarez’s options will expire in June 2031. The offer letter contains customary provisions relating to vacation, benefits, and non-compete.

EQUITY COMPENSATION PLAN INFORMATION

The following table contains summary information as of December 31, 2021 concerning the Company’s 2013 Equity Incentive Plan and 2021 Equity Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
Equity compensation plans approved by security holders	8,535,221	$0.75	—
Equity compensation plans not approved by security holders	234,473	$6.88	$10,490,196
Total	8,769,694		$10,490,196

DIRECTOR COMPENSATION

The 2021 compensation plan for non-employee members of the Board of Directors and the committees of the Board is described in the table below.

	Annual retainer (payable in quarterly increments)	Additional annual cash compensation for non-employee Chairperson
Board of Directors	$35,000	$—
Audit Committee	$—	$20,000
Compensation Committee	$—	$15,000
Nominating Corporate Governance Committee	$—	$10,000

Prior to November 2021, our directors did not receive compensation for board service. On November 16, 2021, our Board of Directors, upon recommendation of the Compensation Committee, approved and adopted a program for compensating independent directors of the Board. Each independent director shall receive annual cash compensation of $35,000. In addition, the chairperson of the Audit Committee, Compensation Committee and Nominating and Governance Committee shall receive an annual compensation of $20,000, $15,000 and $10,000, respectively; and the lead independent director shall receive an annual cash compensation of $15,000. There shall also be (i) an initial award of $270,000 in restricted stock units of the Company to each new independent director which shall be awarded on May 1st of each fiscal year commencing in 2022 and which will vest monthly over three (3) years, and (ii) an annual award of $180,000 in restricted stock units of the Company, which shall be granted on May 1st of each fiscal year starting in 2022 and which will vest in its entirety one (1) year from the grant date.

Director Compensation Table

The following table provides the total compensation for each person who served as a non-employee member of our Board of Directors during fiscal year 2021, including all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion or all of fiscal year 2021:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Karen Macleod	—	—	61,019	—	—	—	61,019
Colleen Cunningham	—	—	30,508	—	—	—	30,508
James McDonnell	—	—	30,508	—	—	—	30,508

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of June 21, 2022 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent (5%) of its common stock.

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on shares of common stock outstanding on June 21, 2022, adjusted as required by rules promulgated by the SEC.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock(1)
Directors and Officers:
Lior Tal(2)	5,765,004	14.84%
Donald Alvarez(3)	116,666	0.34%
Ben Landen(4)	134,375	0.39%
Mitch Lasky(8)	9,238,787	27.51%
Karen Macleod(5)	23,813	0.07%
Colleen Cunningham(6)	13,944	0.04%
James McDonnell(7)	13,944	0.04%
All Executive Officers and Directors as a Group (7 persons)	15,306,533	43.23%

Beneficial owners of more than 5%:
Entities affiliated with Benchmark(8)	9,238,787	27.51%
Andreessen Horowitz Fund III, L.P(9)	5,234,828	15.59%
Entities affiliated with Redpoint(10)	2,463,851	7.33%
Armistice Capital Master Fund Ltd.(11)	2,500,000	7.44%

____________

*        represents less than 1%

(1)      We have based our calculation of the percentage of beneficial ownership on 33,575,334 shares of common stock outstanding on June 21, 2022. We have deemed shares of common stock subject to stock options that are currently exercisable or exercisable within 60 days of the Record Date to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

(2)      Includes 500,000 shares of common stock held directly and 5,265,004 shares of common stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(3)      Represents shares of common stock underlying 116,666 options to purchase shares of common stock of the Company which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of the Record Date.

(4)      Represents shares of common stock underlying 134,375 options to purchase shares of common stock of the Company which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of the Record Date.

(5)      Represents shares of common stock underlying 23,813 options to purchase shares of common stock of the Company which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of the Record Date.

(6)      Represents shares of common stock underlying 13,944 options to purchase shares of common stock of the Company which are vested and currently exercisable and shares underlying options which will become exercisable with 60 days of the Record Date.

(7)      Represents shares of common stock underlying 13,944 options to purchase shares of common stock of the Company which are vested and currently exercisable and shares underlying options which will become exercisable within 60 days of the Record Date.

(8)      Based solely on a Schedule 13G filed with the SEC on February 14, 2022 by entities and individuals affiliated with Benchmark. Represents 9,238,787 shares, of which 239,529 are directly owned by Benchmark Capital Partners VI, L.P. (“BCP VI”), 14,980 are directly owned by Benchmark Founders’ Fund VI, L.P. (“BFF VI”), 9,832 are directly owned by Benchmark Founders’ Fund VI-B, L.P. (“BFF VI-B”), 25,821 are held in nominee form for the benefit of persons associated with Benchmark Capital Management Co. VI, L.L.C. (“BCMC VI”), 7,111,971 are directly owned by Benchmark Capital Partners VII, L.P. (“BCP VII”), 789,847 are directly owned by Benchmark Founders’ Fund VII, L.P. (“BFF VII”) and 1,046,807 are directly owned by Benchmark Founders’ Fund VII-B, L.P. (“BFF VII-B”). BCMC VI is the general partner of BCP VI, BFF VI and BFF VI-B, and BCMC VII is the general partner of BCP VII, BFF VII and BFF VII-B. Matthew R. Cohler (“Cohler”), a member of BCMC VI and BCMC VII, may be deemed to have shared power to dispose of the shares held directly by these entities. BCMC VI, the general partner of BCP VI, BFF VI and BFF VI-B, may be deemed to have sole power to vote and sole power to dispose of shares of the Company directly owned by BCP VI, BFF VI and BFF VI-B. BCMC VII, the general partner of BCP VII, BFF VII and BFF VII-B, may be deemed to have sole power to vote and sole power to dispose of shares of the Company directly owned by BCP VII, BFF VII and BFF VII-B. Alexandre Balkanski (“Balkanski”), Matthew R. Cohler (“Cohler”), Bruce W. Dunlevie (“Dunlevie”), Peter Fenton (“Fenton”), J. William Gurley (“Gurley”), Keven R. Harvey (“Harvey”), Robert C. Kagle (“Kagle”) and Mitchell H. Lasky (“Lasky”) are members of BCMC VI and may be deemed to have shared power to vote and shared power to dispose of shares of the Company directly owned by BCP VI, BFF VI and BFF VI-B. Cohler, Dunlevie, Fenton, Gurley, Harvey and Lasky are members of BCMC VII and may be deemed to have shared power to vote and shared power to dispose of shares of the Company directly owned by BCP VII, BFF VII and BFF VII-B. The principal business address for each of these entities and individuals is 2965 Woodside Road, Woodside, California 94062.

(9)      Based solely on a Schedule 13G filed with the SEC on February 14, 2022 by entities and individuals affiliated with Andreessen Horowitz Fund III, L.P. (“AH III”). Represents 5,234,828 shares of common stock, all of which are held of record by AH III. The address of the stockholder is Andreessen Horowitz Fund III, L.P. 2865 Sand Hill Road, Suite 101 Menlo Park, CA 94025 Attn: Robin Casey. Marc Andreessen and Ben Horowitz share voting and dispositive power over the securities held by the stockholder.

(10)    Based solely on a Schedule 13G filed with the SEC on February 11, 2022 by entities affiliated with Redpoint. Represents (i) 2,402,255 shares of common stock, held of record by Redpoint Ventures IV, L.P. (“RV IV”) and (ii) 61,596 shares of common stock held of record by Redpoint Associates IV, L.L.C. (“RA IV,” and together with RV IV, the “Redpoint Entities”). Redpoint Ventures IV, LLC (“RV IV LLC”) is the sole general partner of RV IV and the managers of RV IV LLC commonly control RA IV. Voting and dispositive decisions with respect to the shares held by RV IV and RA IV are made by the managers of RV IV LLC and RA IV: W. Allen Beasley, Jeffrey D. Brody, Satish Dharmaraj, R. Thomas Dyal, Timothy M. Haley, Christopher B. Moore, Scott C. Raney, John L. Walecka and Geoffrey Y. Yang. The address for each of the Redpoint Entities is 2969 Woodside Road, Woodside, CA 94062.

(11)    Based upon information known to the Company as of May 17, 2022. Represents 2,500,000 shares of common stock directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. Does not include 2,061,291 shares of common stock issuable upon exercise of pre-funded warrants, and (iii) 4,561,291 shares of common stock issuable upon exercise of common warrants. Both pre-funded warrants and the common warrants are subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitation. The business address for the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue 7th Floor, New York 10022.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2021, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Our Audit Committee has responsibility for reviewing and, if appropriate, for approving any related party transactions that would be required to be disclosed pursuant to applicable SEC rules.

There were no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.

Director Independence

Ms. Macleod, Ms. Cunningham and Mr. McDonnell are each “independent” within the meaning of Nasdaq Rule 5605(b)(1).

FORWARD LOOKING STATEMENTS

We caution you that certain information in this proxy statement may contain, in addition to historical information, “forward- looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon management’s beliefs, as well as on assumptions made by management. These forward-looking statements involve known and unknown risks, uncertainties and other factors that cause our actual results, performance or achievements to be materially different from what we say or imply with such forward-looking statements. When we use the words “may,” “will,” “expects,” “intends,” “estimates,” “anticipates,” “believes,” “plans,” “seeks” or “continues,” or similar expressions, we intend to identify forward-looking statements. You should be aware that the telecommunications industry is changing rapidly, and, therefore, the forward-looking statements and statements of expectations, plans and intent are subject to a greater degree of risk than similar statements regarding certain other industries.

Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions, we cannot assure you that our actual results, performance or achievements will meet these expectations. Other than as may be required by applicable law, we undertake no obligation to release publicly the results of any revisions to these forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT CYNGN

As a reporting company, we are subject to the informational requirements of the Exchange Act and accordingly file our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. As an electronic filer, our public filings are maintained on the SEC’s Internet site that contains reports, proxy information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, may be accessed free of charge through our website, as soon as reasonably practicable after we have electronically filed such material with, or furnished it to, the SEC. Also, our Code of Conduct, as well as the Charters for our Audit, Compensation and Corporate Governance and Nominating Committees are available on our website and amendments to, or waivers of, the Code of Conduct will be disclosed on our website. The address of our website is https://www.cyngn.com/; however, the information found on our website is not part of this proxy statement.

Our common stock is traded on the Nasdaq Capital Market under the symbol “CYN.”

This proxy statement has been preceded by the Annual Report for fiscal year ended December 31, 2021. Stockholders are referred to such report for financial and other information about the activities of the Company.

Our transfer agent is Continental Stock Transfer & Trust Company. Their address is 1 State Street 30th Floor, New York, NY 10004.

You may request copies of documents we have filed with the SEC, as well as copies of documents that appear on our website, from us, without charge, upon written or oral request to:

Cyngn Inc.

1015 O’Brien Dr.

Menlo Park, CA 94025

Attn: Corporate Secretary

Tel: (650) 924-5905

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

If any stockholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2023 Annual Meeting of Stockholders, the proposal must be in proper form (per SEC Regulation 14A, Rule 14a-8 — Stockholder Proposals) and received by the Secretary of the Company on or before December 3, 2022. A stockholder proposal or nomination for director for consideration at the 2023 annual meeting but not included in the proxy statement and proxy must be received by the Secretary of Cyngn no earlier than November 3, 2022 and no later than December 3, 2022. The submission of a stockholder proposal does not guarantee that it will be presented at the annual meeting. Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and Cyngn’ bylaws, as applicable.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Lior Tal
Chairman and Chief Executive Officer

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet or Telephone -QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail CYNGN INC. 1015 O’Brien Dr. Menlo Park, CA 94025 Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on August 8, 2022. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. 1. Election of Directors (1) Lior Tal (2) Donald Alvarez FOR all WITHHOLD AUTHORITY Nominees to vote (except as marked to listed to the the contrary for all nominees left listed to the left) (Instruction:To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) FOR AGAINST ABSTAIN 2. Ratification of Marcum LLP as independent registered public accounting firm. CONTROL NUMBER Signature Signature, if held jointly Date, 2022 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders The 2022 Proxy Statement and the 2022 Annual Report to Shareholders are available at: http://www.cstproxy.com/cyngn/2022 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS CYNGN INC. The undersigned appoints Lior Tal and Donald Alvarez, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Cyngn Inc. held of record by the undersigned at the close of business on June 21, 2022 at the Annual Meeting of Stockholders of Cyngn Inc. to be held on August 9, 2022, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)